EXHIBIT 5


                               Opinion of Counsel



December 3, 1999                                                  HAND DELIVERED

Board of Directors, Cassco Capital Corporation
Number One, Fenton Way Business Park, Fenton Way
Chatteris, Cambridgeshire
United Kingdom PE 16 6 US

Re: Cassco Capital Development Corporation (Company)/Registration Statement on
    Form S-8

Ladies and Gentlemen:

As counsel for the Company, I am furnishing this opinion to you in compliance with the referenced matter and am familiar with the articles of incorporation of the Company and its corporate powers, franchises and other rights under which it carries on its business. I am also familiar with the Bylaws, minute book and other corporate records of the Company. For the purpose of the opinions expressed below, I have examined, among other things, the registration statement on Form S-8 to be filed in regards of the above offering (Registration Statement), and have supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration Statement and, as contemplated thereby, the authorization and issuance of the shares of common stock to be issued thereunder. In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and of other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions. Moreover, I have with your approval relied as to factual matters stated therein on the certificates of public officials, and I have assumed, but not independently verified, that the signatures on all documents which I have examined are genuine and that the persons signing such had the capacity to do so. This opinion further expressly assumes that the shares covered by the Registration Statement will be issued in conformity with the terms and conditions applicable thereto.

Based upon and subject to the forgoing, I am of the opinion that the issuance and sale of the stock in this offering have been duly and validly authorized and upon delivery to the shareholders in accordance with the terms and conditions of the exhibits to the Form S-8 will have been duly authorized, validly issued, fully paid for and nonassessable.

I am admitted to practice before the Bar of the State of Colorado only. I am not admitted to practice in any other jurisdiction in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and are believed to be correct, but I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. My opinions are qualified to the extent that the enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific enforcement or of injunctive relieve is subject to the discretion of the court before which any proceeding thereof may be brought.

This opinion is furnished by me to you as counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, other than as set forth in my consent to the use of the same in the Form S-8.

Page Two
CSCA Letter
December 3, 1999



I hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of he Securities Act of 1933 or the rules and regulations of the Commission.


Very truly yours,

/s/ Mark S. Pierce
------------------
Mark S. Pierce